                                                                    EXHIBIT 23.1

               [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K/A of our report dated February 7, 2000 on the financial statements of Boron LePore & Associates, Inc. as of December 31, 1999. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.

                                         ARTHUR ANDERSEN LLP

Roseland, New Jersey
July 28, 2000